EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 25, 2025 (the “Effective Date”), by and between Aerospace Capital Partners LLC, a Nevada limited liability company (“PURCHASER”), and Panagiotis Lazaretos, Director/CEO, Helen V. Maridakis, Director/CFO, Nikolaos Ioannou, Director/COO of BrooQLy Inc. (“BRQL”), collectively representing the majority shareholders of BrooQLy Inc., a Nevada corporation (each a “SELLER” and collectively, the “SELLERS”), collectively referred to as the “PARTIES.”

RECITALS

WHEREAS, SELLERS collectively own 20,000,000 shares of common stock of BrooQLy  Inc.;

WHEREAS, SELLERS desire to sell, and PURCHASER desires to purchase, 18,000,000 shares of common stock of BRQL (the “Shares”), which represent approximately 70% of the total outstanding common shares of BRQL; the Shares on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Recitals above are incorporated herein as terms to this Agreement and further agree as follows:

ARTICLE I: DEFINITIONS

1.1 Definitions. For purposes of this Agreement:

(a) “Closing” shall mean the consummation of the purchase and sale of the Shares as contemplated by this Agreement.

(b) “Closing Date” shall mean February 25, 2025, or such other date as mutually agreed by the Parties.

(c) “Escrow Agent” shall mean the escrow agent mutually agreed upon by the Parties to facilitate the deposit and disbursement of funds and documents as provided herein.

ARTICLE II: SALE AND PURCHASE OF SHARES; PAYMENT TERMS

2.1 Sale of Shares. Subject to the terms and conditions of this Agreement, SELLERS agree to sell, assign, transfer, and deliver to PURCHASER, and PURCHASER agrees to purchase from SELLERS, the 18,000,000 Shares of BRQL for an aggregate purchase price of ONE THOUSAND EIGHT HUNDRED U.S. DOLLARS ($1,800) (the “Purchase Price”).

2.2 Escrow Deposit. Upon execution of this Agreement, PURCHASER shall wire transfer a refundable deposit of Twenty-five Thousand U.S. Dollars ($25,000) to the Escrow Agent. The deposit shall become nonrefundable upon the satisfaction of the conditions precedent described in ARTICLE V.

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ARTICLE III: REPRESENTATIONS AND WARRANTIES OF PURCHASER

PURCHASER represents and warrants to SELLERS that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of PURCHASER. PURCHASER is a limited liability company validly existing and in good standing under the Laws of the state of Nevada. PURCHASER has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which PURCHASER is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by PURCHASER of this Agreement and any other Transaction Document to which PURCHASER is a party, the performance by PURCHASER of its obligations hereunder and thereunder, and the consummation by PURCHASER of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of PURCHASER. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of PURCHASER enforceable against PURCHASER in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery, and performance by PURCHASER of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of PURCHASER; (b) violate or conflict with any provision of any Law or Governmental Order applicable to PURCHASER; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 3.03 Investment Purpose. PURCHASER is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). PURCHASER acknowledges that SELLER has not registered the offer and sale of the Shares under the Securities Act or any state securities laws, and that the Shares may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SELLERS

Each SELLER represents and warrants to PURCHASER that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of SELLERS. SELLER has all power and authority (including, if necessary, all corporate power and authority) to enter into this Agreement and the other Transaction Documents to which such SELLER is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by SELLER of this Agreement and any other Transaction Document to which SELLER is a party, the performance by SELLER of its obligations hereunder and thereunder, and the consummation by SELLER of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of SELLER. This Agreement and each Transaction Document to which SELLER is a party constitute legal, valid, and binding obligations of SELLER enforceable against SELLER in accordance with their respective terms.

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Section 4.02 Organization, Authority, and Qualification of BRQL. BRQL has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 4.02 of the Disclosure Schedules sets forth each jurisdiction in which BRQL is licensed or qualified to do business, and BRQL is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 4.03 Capitalization.

(a) The authorized shares of BRQL consist of 200,000,000 shares of common stock, $0.0001 par value, of which 25,615,000 shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by SELLER, free and clear of all Encumbrances. Upon the transfer, assignment, and delivery of the Shares and payment therefor in accordance with the terms of this Agreement, PURCHASER shall own all of the Shares, free and clear of all encumbrances.

(b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement or commitment to which SELLER or BRQL is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a "Person").

(c) Except as set out in Section 4.03(c) of the Disclosure Schedules, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the shares of BRQL or obligating SELLER or BRQL to issue or sell any shares of, or any other interest in, BRQL. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Shares.

Section 4.04 No Subsidiaries. BRQL does not have, or have the right to acquire, an ownership interest in any other Person.

Section 4.05 No Conflicts or Consents. The execution, delivery, and performance by SELLER of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of SELLER or BRQL; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, "Law") or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority ("Governmental Order") applicable to SELLER or BRQL; (c) require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, "Contracts"), to which SELLER or BRQL is a party or by which SELLER or BRQL is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of BRQL.

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Section 4.06 Financial Statements. Complete copies of BRQL's audited financial statements consisting of the balance sheet of BRQL as at December 31 in each of the years 2023 and 2022 and draft financial statements for fiscal year 2024 and the related statements of income and retained earnings, stockholders' equity, and cash flow for the years then ended (the "Financial Statements") have been delivered to PURCHASER. The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect in the United States from time to time ("GAAP"), applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of BRQL and fairly present the financial condition of BRQL as of the respective dates they were prepared and the results of the operations of BRQL for the periods indicated. The balance sheet of BRQL as of December 31, 2024, is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date". BRQL maintains a standard system of accounting established and administered in accordance with GAAP.

Section 4.07 Undisclosed Liabilities. BRQL has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, "Liabilities"), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 4.08 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, BRQL has been operating in the ordinary course of business consistent with past practice and there has not been, with respect to BRQL, any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of BRQL.

Section 4.09 Material Contracts.

(a) Section 4.09(a) of the Disclosure Schedules lists each Contract that is material to BRQL (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property being "Material Contracts"), including the following:

(i) each Contract of BRQL involving aggregate consideration in excess of $10,000 and which, in each case, cannot be cancelled by BRQL without penalty or without more than 30 days' notice;

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(ii) all Contracts that provide for the indemnification by BRQL of any Person or the assumption of any Tax, environmental, or other Liability of any Person;

(iii) all Contracts relating to Intellectual Property, including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv) except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of BRQL; and

(v) all Contracts that limit or purport to limit the ability of BRQL to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b) Each Material Contract is valid and binding on BRQL in accordance with its terms and is in full force and effect. None of BRQL or, to SELLER's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to PURCHASER.

Section 4.10 Real Property; Title to Assets.

(a) Section 4.10(a) of the Disclosure Schedules lists all real property in which BRQL has an ownership or leasehold (or subleasehold) interest (together with all buildings, structures, and improvements located thereon, the "Real Property"), including: (i) the street address of each parcel of Real Property; (ii) for Real Property that is leased or subleased by BRQL, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease, and any termination or renewal rights of any party to the lease; and (iii) the current use of each parcel of Real Property. SELLER has delivered or made available to PURCHASER true, correct, and complete copies of all Contracts, title insurance policies, and surveys relating to the Real Property.

(b) BRQL has good and valid (and, in the case of owned Real Property, good and indefeasible fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date). All Real Property and such personal property and other assets (including leasehold interests) are free and clear of Encumbrances except for those items set forth in Section 4.10(b) of the Disclosure Schedules.

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(c) BRQL is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to possess, lease, occupy, or use any leased Real Property. The use of the Real Property in the conduct of BRQL's business does not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or Contract and no material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than BRQL.

Section 4.11 Intellectual Property.

(a) The term "Intellectual Property" means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b) Section 4.11(b) of the Disclosure Schedules lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by BRQL (the "Company IP Registrations"). BRQL owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of BRQL's business as currently conducted or as proposed to be conducted (the "Company Intellectual Property"), free and clear of all Encumbrances. All of BRQL Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. BRQL has taken all necessary steps to maintain and enforce BRQL Intellectual Property.

(c) The conduct of BRQL's business as currently and formerly conducted has not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, or otherwise violated any Company Intellectual Property.

Section 4.12 Material Customers and Suppliers.

(a) Section 4.12(a) of the Disclosure Schedules sets forth each customer who has paid aggregate consideration to BRQL for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the "Material Customers"). BRQL has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to purchase or use its goods or services or to otherwise terminate or materially reduce its relationship with BRQL.

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(b) Section 4.12(b) of the Disclosure Schedules sets forth each supplier to whom BRQL has paid consideration for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the "Material Suppliers"). BRQL has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to BRQL or to otherwise terminate or materially reduce its relationship with BRQL.

Section 4.13 Insurance. Section 4.13 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of insurance maintained by SELLER or its Affiliates (including BRQL) and relating to the assets, business, operations, employees, officers, and directors of BRQL (collectively, the "Insurance Policies"). Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither SELLER nor any of its Affiliates (including BRQL) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. None of SELLER or any of its Affiliates (including BRQL) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to BRQL and are sufficient for compliance with all applicable Laws and Contracts to which BRQL is a party or by which it is bound. For purposes of this Agreement: (x) "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (y) the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract, or otherwise.

Section 4.14 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, "Actions") pending or, to SELLER's knowledge, threatened against or by BRQL, SELLER, or any Affiliate of SELLER: (i) relating to or affecting BRQL or any of BRQL's properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding, and BRQL is in compliance with all, Governmental Orders against, relating to, or affecting BRQL or any of its properties or assets.

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Section 4.15 Compliance with Laws; Permits.

(a) BRQL has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities (collectively, "Permits") in order for BRQL to conduct its business, including, without limitation, owning or operating any of the Real Property, have been obtained and are valid and in full force and effect. Section 4.15(b) of the Disclosure Schedules lists all current Permits issued to BRQL and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 4.16 Employment Matters.

(a) Section 4.16(a) of the Disclosure Schedules lists: (i) all employees, independent contractors, and consultants of BRQL; and (ii) for each individual described in clause (i), (A) the individual's title or position, hire date, and compensation, (B) any Contracts entered into between BRQL and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of BRQL for services performed on or prior to the Closing Date have been paid in full.

(b) BRQL is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, "Union"), and no Union has represented or purported to represent any employee of BRQL. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting BRQL or any of its employees.

(c) BRQL is and has been in compliance with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of BRQL.

Section 4.17 Taxes.

(a) All returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (collectively, "Tax Returns") required to be filed by BRQL on or before the Closing Date have been timely filed. Such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by BRQL (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of BRQL. SELLER has delivered to PURCHASER copies of all Tax Returns and examination reports of BRQL and statements of deficiencies assessed against, or agreed to by, BRQL, for all Tax periods ending after January 1, 2018. The term "Taxes" means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

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(b) BRQL has not been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. BRQL has no Liability for Taxes of any Person (other than BRQL) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract, or otherwise.

(c) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of BRQL.

(d) SELLER Nikolaos Ioannou is a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

(e) BRQL is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period in Section 897(c)(1)(a) of the Code.

Section 4.18 Books and Records. The minute books and share record and transfer books of BRQL, all of which are in the possession of BRQL and have been made available to PURCHASER, are complete and correct.

Section 4.19 Related Party Transactions. Except as set forth on Section 4.19 of the Disclosure Schedules, there are no Contracts or other arrangements involving BRQL in which SELLER, its Affiliates, or any of its or their respective directors, officers, or employees or any immediate family members thereof is a party, has a financial interest, or otherwise owns or leases any material asset, property, or right which is used by BRQL.

Section 4.20 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of SELLER.

Section 4.21 Full Disclosure. No representation or warranty by SELLER in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to PURCHASER pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

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ARTICLE V: CONDITIONS TO CLOSING

5.1 Conditions Precedent to PURCHASER’s Obligations. The obligations of PURCHASER to consummate the transaction are subject to the satisfaction (or waiver by PURCHASER) of the following conditions:

(a) Completion of PURCHASER’s reasonable due diligence as outlined in Exhibit A.

(b) Delivery by SELLERS to Escrow Agent of the following:

(i) Stock certificates representing the 18,000,000 Shares of BRQL, with medallion guarantees or other certification acceptable to BRQL’s Transfer Agent;

(ii) The complete and up to date corporate books and complete business records of BRQL;

(iii) Resignations of all officers and directors of BRQL, along with the appointment of PURCHASER’s designees as officers and directors of BRQL;

(iv) Execution of a definitive loan agreement outlining the structured $358,200 loan as set forth in Exhibit B – Convertible Note; and

(v) Execution of a definitive escrow agreement by the Parties and the Escrow Agent.

(vi) The PARTIES acknowledge and agree that the Payables of BRQL listed in Exhibit E shall be paid by BRQL from the $358,200 amount referred to in 5.2(a)(ii) in the amounts set forth in Exhibit E, and in connection therewith the parties listed in Exhibit E shall execute releases on the template exhibited in Exhibit D releasing all of the Parties from any claim or liabilities thereof. The PARTIES further agree that in the event that the $358,200  is insufficient to pay all the payables, any deficient amount owing to the other parties listed in Exhibit E will be deducted from the total amount payable to Panagiotis Lazaretos shown in Exhibit G under the heading “Founders Contributions,” and Panagiotis Lazaretos shall waive the payment of such amount due to him, which will then constitute the full payment due. and

(vii) Execution of an Option to Buy Agreement pertaining to the BRQL platform and intellectual property as set forth in Exhibit C.

5.2 Conditions Precedent to SELLERS’ Obligations. The obligations of SELLERS to consummate the transaction are subject to the satisfaction (or waiver by SELLERS) of the following conditions:

(a) PURCHASER shall have deposited with the Escrow Agent an aggregate of $360,000, which shall be allocated and distributed pursuant to joint escrow instructions from the SELLERS and the PURCHASER as follows: (i) $1,800 to the SELLERS as the Purchase Price for the Shares; and (ii) $358,200 to be used to pay outstanding payables of BRQL, to be distributed pursuant to the list set forth in Exhibit G hereto;

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(b) Receipt of the Purchase Price by the Escrow Agent in full;

(c) Execution of a definitive escrow agreement by the Parties and the Escrow Agent; and

(d) As provided for in the Escrow Agreement, upon receipt by the Escrow Agent of written instruction by the PURCHASER and the SELLERS, Escrow Agent will disburse from the Escrow $21,000 to BRQL’s auditor, consistent with the language of the Escrow Agreement and this Agreement, within 24 hours of this Agreement being executed by the Parties.

5.3 Additionally, the SELLERS and the PURCHASER agree that prior to the Closing, certain assets of BRQL will be sold, transferred, or otherwise conveyed out of BRQL prior to the Closing to ensure a clean balance sheet (See Exhibit E).

ARTICLE VI: CLOSING

6.1 Closing. The Closing shall take place on or before the Closing Date, subject to the satisfaction or waiver of all conditions set forth in Article V.

6.2 Escrow Disbursement. Upon receipt of the Purchase Price, the Escrow Agent shall disburse the funds and documents as follows: (a) Transfer the Purchase Price to SELLERS and outstanding payables as per escrow agreement. (b) Transfer the Shares and related corporate documents to PURCHASER.

6.3 Failure to Close. If the transaction has not closed by the Closing Date, the Escrow Agent shall immediately return the cash escrow deposit and the Shares to their respective Parties.

ARTICLE VII: LOCK-UP PERIOD

7.1 The PARTIES agree to be bound by the terms of a Lock up Agreement as set forth in Exhibit F.

ARTICLE VIII:  INDEMNIFICATION

8.1 INDEMNIFICATION BY SELLERS

(a) Subject to the other terms and conditions of this ARTICLE VIII, the SELLERs agree, individually and collectively, to indemnify and defend the Purchaser and its Affiliates (including BRQL) and their respective Representatives (collectively, the "Purchaser Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to, or by reason of:

(i) any inaccuracy in or breach of any of the representations or warranties of SELLER contained in this Agreement or the other Transaction Documents; or

(ii) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by any SELLER pursuant to this Agreement or the other Transaction Documents.

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8.2 INDEMNIFICATION BY PURCHASER

(a) Subject to the other terms and conditions of this ARTICLE VIII, Purchaser shall indemnify and defend each SELLER and its Affiliates and their respective Representatives (collectively, the "SELLER Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the SELLER Indemnitees based upon, arising out of, with respect to, or by reason of:

(i) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or the other Transaction Documents; or

(ii) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Purchaser pursuant to this Agreement.

8.3 INDEMNIFICATION PROCEDURES.

(a) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly provide written notice of such claim to the other party (the "Indemnifying Party"). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

8.4 CUMULATIVE REMEDIES. The rights and remedies provided for in this ARTICLE VIII are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE IX: GENERAL PROVISIONS

9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of laws principles.

9.2 Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

9.3 Amendments. This Agreement may not be amended or modified except in writing signed by both Parties.

9.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature page follows.)

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLERS: __________________

/s/ Panagiotis Lazaretos
Name: Panagiotis Lazaretos
Director / CEO of BrooQLy Inc. (BRQL)

/s/ Helen V. Maridakis
Name: Helen V. Maridakis
Director / CFO of BrooQLy Inc. (BRQL)

/s/ Nikolaos Ioannou
Name: Nikolaos Ioannou
Director / COO of BrooQLy Inc. (BRQL)

PURCHASER: _________________

Aerospace Capital Partners LLC

By: /s/ Kent B. Wilson
Name: Kent B. Wilson
Its: Managing Partner

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EXHIBIT A

DUE DILIGENCE MATERIALS PROVIDED

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EXHIBIT B

CONVERTIBLE PROMISSORY NOTE

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EXHIBIT C

ASSETS PURCHASE OPTION AND LICENSE AGREEMENT

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EXHIBIT D

SUPPLIER RELEASE TEMPLATE

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EXHIBIT E

LIST OF ASSETS TO BE CONVEYED OUT OF BRQL PRIOR TO CLOSING

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EXHIBIT F

LOCK UP AGREEMENT

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EXHIBIT G

PAYABLES LIST

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